UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2012

RICHFIELD OIL & GAS COMPANY
(Exact name of registrant as specified in its charter)

Nevada	000-54576	35-2407100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 W. South Temple, Suite 1050
Salt Lake City, UT 84101
      (Address of principal executive offices)

(801) 519-8500
  (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

On September 21, 2012 and September 25, 2012, Richfield Oil & Gas Company (the “Company”) completed the sale of 20,000 units and 15,000 units, respectively (the “Units”), each Unit consisting of one share of Series A Preferred Stock (the “Series A Preferred Stock”), with a stated value of $1.00 per share (the “Stated Value”), and one warrant exercisable to acquire one share of the Company’s common stock at a price of $0.37 per share for a period of 3 years from the closing date (each, a “Warrant”), for gross proceeds of $35,000. As reported in its Current Report on Form 8-K filed on September 10, 2012, the Company previously sold 250,000 Units for gross proceeds of $250,000.

The Series A Preferred Stock is convertible, at the option of the holders, into shares of common stock of the Company, at a per share conversion price determined by dividing the Stated Value of each share of Series A Preferred Stock by the average price at which shares of the Company’s common stock were sold over the 30-day period prior to the conversion, minus a 25% discount to such 30-day average price (the “Conversion Price”). Notwithstanding the foregoing, at no time shall the Conversion Price be less than $0.10 or greater than $0.37 per share. The Company may redeem all or any portion of the Series A Preferred Stock at any time after August 31, 2014, or at any time if the Company’s common stock has traded at a rate of more than 100,000 shares per day for at least 30 consecutive days and the average trading price of the common stock (based on a 30-day moving average) is greater than $0.50 per share. The Series A Preferred Stock shall be redeemed by conversion into common stock of the Company. The Series A Preferred Stock redeemed shall be converted into shares of common stock of the Company at a per share conversion price determined by dividing the Stated Value of each share of Series A Preferred Stock by the Conversion Price. Notwithstanding the foregoing, at no time shall the Conversion Price used to determine the rate at which the Series A Preferred Stock shall be redeemed be less than $0.10 or greater than $0.37 per share.

The Company sold the Units to three private investors unaffiliated with the Company. No placement or underwriting fees were paid in connection with this transaction.

We believe the offer and sale of the securities described above were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) for the private placement of these securities pursuant to Section 4(2) of the Securities Act and/or Regulation D thereunder because the securities were sold in a transaction not involving a public offering

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHFIELD OIL & GAS COMPANY

By	/s/ Douglas C. Hewitt, Sr.
Douglas C. Hewitt, Sr.
Chief Executive Officer

Date	September 28, 2012